Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Roland O. Burns
Sr. Vice President and Chief Financial Officer
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
THIRD QUARTER 2012 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, October 29, 2012 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months and nine months ended September 30, 2012.

Financial Results for the Three Months and Nine Months Ended September 30, 2012

Low natural gas prices continue to adversely impact the Company's financial results for the third quarter of 2012 as Comstock reported a net loss of $26.0 million or 56¢ per share as compared to net income of $1.3 million or 3¢ per diluted share for the three months ended September 30, 2011.  The third quarter of 2012 results include a loss of $2.8 million ($1.8 million after tax or 4¢ per diluted share) from the sale of oil and gas properties and costs incurred in connection with the formation of the Company's Eagle Ford shale joint venture, and impairments of unevaluated properties of $1.4 million ($0.9 million after tax or 2¢ per diluted share).  Results for the three months ended September 30, 2011 included a gain on sale of marketable securities of $2.5 million ($1.6 million after tax or 4¢ per diluted share).

Comstock's oil production in the third quarter of 2012 increased 238% to 659,000 barrels as compared to 195,000 barrels in 2011's third quarter.  Oil production in the third quarter of 2012, which averaged 7,200 barrels of oil per day, also increased from the 6,400 barrels per day produced in the second quarter of 2012.  The Company's natural gas production decreased 19% to 20 billion cubic feet ("Bcf") as compared to 25 Bcf in 2011's third quarter.  The decrease is due to the sale of 10 million cubic feet ("MMcf") per day in May 2012 and declines resulting from the decrease in the Company's natural gas directed drilling due to the very low natural gas prices in 2012.

Comstock's average realized natural gas price of $2.46 per Mcf for the third quarter of 2012 was 40% lower than the $4.09 per Mcf realized for the third quarter of 2011.  The Company's average realized oil price for the third quarter of 2012, including hedging gains, was $102.08 per barrel, and was 17% higher than the average price of $87.55 per barrel in the third quarter of 2011.  Total oil and gas sales for the third quarter of 2012 decreased by 2% to $117.1 million as compared to 2011's third quarter sales of $119.4 million.  Comstock's oil revenues in the third quarter of 2012 increased by $50.3 million from the third quarter of 2011.  The increase in oil revenues only partially offset the effect of the extraordinarily low natural gas prices, as revenues from natural gas sales decreased by $52.6 million or 51% from the third quarter of 2011.  Oil sales composed 57% of total sales in the third quarter of 2012 as compared to only 14% in the third quarter of 2011.  Operating cash flow (before changes in working capital accounts) of $70.8 million in the third quarter of 2012 was 17% lower than operating cash flow of $85.5 million for the third quarter of 2011, and EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, of $86.7 million in the third quarter of 2012 decreased 8% from EBITDAX of $94.2 million in the third quarter of 2011.  The lower natural gas prices not only caused revenues, cash flow, EBITDAX and earnings to decline but also resulted in an increase to the Company's depreciation, depletion and amortization expense in the quarter due to the exclusion of approximately 434 Bcf of the Company's undeveloped natural gas reserves from proved reserves.

Comstock reported a net loss of $29.4 million or 63¢ per share for the first nine months of 2012 as compared to net income of $7.7 million or 16¢ per diluted share for the nine months ended September 30, 2011.  The 2012 results include a net gain of $24.3 million ($15.8 million after tax or 34¢ per diluted share) from the sale of oil and gas properties, which generated net proceeds of $142.9 million, and a gain of $26.6 million ($17.3 million or 37¢ per share) on the sale of marketable securities which generated net proceeds of $37.7 million.  The nine months 2012 financial results also include impairments of oil and gas properties and unevaluated leases of $8.0 million ($5.2 million after tax, or 11¢ per diluted share).  Results for the nine months ended September 30, 2011 included a gain on sale of marketable securities of $32.2 million ($20.9 million after tax or 46¢ per diluted share), impairments of unevaluated leases of $9.8 million ($6.4 million after tax or 14¢ per share), and a loss on early extinguishment of debt of $1.1 million ($0.7 million after tax or 2¢ per share).

Comstock's oil production in the first nine months of 2012 of 1.7 million barrels increased by 255% over the oil produced in the first nine months of 2011.  Oil comprised 14% of equivalent production during the first nine months of 2012 as compared to only 4% in 2011.  Natural gas production of 65 Bcf for the nine months ended September 30, 2012 decreased by 4% from the nine months ended September 30, 2011.  Natural gas prices were substantially weaker in the first nine months of 2012 as compared to 2011's first nine months.  Comstock's average realized natural gas price decreased 42% to $2.37 per Mcf for the first nine months of 2012 as compared to $4.09 per Mcf for the first nine months of 2011.  The Company's average realized oil price for the first nine months of 2012 of $102.30 per barrel, including hedging gains, was 10% above 2011's average realized price of $92.59.  Total oil and gas sales increased by 4% to $332.2 million in the first nine months of 2012 as compared to 2011's first nine months sales of $319.9 million.  Revenues from oil sales of $178.8 million for the nine months ended September 30, 2012 increased by $133.3 million or 293% from the nine months ended September 30, 2011, while revenues from natural gas sales decreased by $121.0 million or 44% from the nine months ended September 30, 2011.  Operating cash flow (before changes in working capital accounts) of $198.8 million in the first nine months of 2012 decreased 9% from operating cash flow of $218.8 million in the first nine months of 2011.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, decreased 2% to $240.4 million in 2012's first nine months from 2011's first nine months EBITDAX of $246.4 million.

2012 Drilling Results

Comstock reported on the results to date of its 2012 drilling program.  During the first nine months of 2012, Comstock spent $401.9 million on development and exploration activities, net of amounts the Company received from the Eagle Ford shale joint venture, and $27.4 million for acreage and other acquisition costs.  Comstock drilled 56 wells (38.3 net) and had seven wells (4.8 net) drilling at September 30, 2012.  On September 30, 2012, the Company's five operated drilling rigs were all drilling oil wells in South Texas and West Texas as the Company suspended its natural gas drilling operations until natural gas prices improve.

Since the beginning of 2012, the Company has completed 50 oil wells, including 27 vertical Wolfbone wells and one horizontal Wolfcamp shale well in its West Texas region, and 22 wells in the horizontal Eagle Ford shale program in the South Texas region.  The 22 Eagle Ford shale wells that were completed had an average per well initial production rate of 638 barrels of oil equivalent ("BOE") per day.  The six new Eagle Ford wells reported on this quarter averaged 816 BOE per day with the Swenson C #1H, the Hill A #3H and the Hubberd #1H in McMullen County having the highest initial production rates at 1,002, 829 and 786 BOE per day, respectively.  These wells are being produced under the Company's restricted choke program and the initial tests were obtained with a 16/64 inch choke.  The first 35 wells, which have been producing for more than 90 days, had an average initial production rate of 686 BOE per day.  The 30 day per well production rate for these wells averaged 517 BOE per day and the 90 day per well production rate averaged 448 BOE per day, or 65% of the initial 24 hour test rate.

Since closing on the acquisition of acreage in Reeves County in West Texas, Comstock has drilled and completed 20 operated vertical Wolfbone wells and one horizontal Wolfcamp shale well.  These vertical wells were drilled to total depths of 11,250 to 12,786 feet and completed with 5 to 11 frac stages.  These wells have an average per well initial production rate of 356 BOE per day (79% oil).  Of the eight new operated wells reported on in the third quarter, the Ponderosa State 25 #1 and the Jesse James 4 #2 each had an initial production rate of 511 BOE per day.  Comstock also participated in five non-operated Wolfbone vertical wells which had an average initial production rate of 350 BOE per day.

Comstock has drilled its first horizontal well, the Monroe 35 #1-H, targeting the Wolfcamp shale formation and the results have been very positive with an initial production rate of 653 BOE per day.  The well was completed with fifteen frac stages over a 3,627 foot lateral.  Comstock's second horizontal well targeting the Wolfcamp shale, the Dale Evans 196 #2H, has reached total depth at 14,584 feet with a 3,428 foot lateral and is currently waiting to be completed.

Comstock has planned a conference call for 9:30 a.m. Central Time on October 30, 2012, to discuss the operational and financial results for the third quarter of 2012.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 800-659-1942 (international dial-in use 617-614-2710) and provide access code 67921574 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 12:30 p.m. ET October 30, 2012 and will continue until 11:59 p.m. November 6, 2012.  To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US).  The conference call ID number is 22637143.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.  For additional information, please visit Comstock's website at www.comstockresources.com.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Oil and gas sales	$117,129	$119,422	$332,154	$319,911

Operating expenses:
Production taxes	3,856	141	10,873	2,230
Gathering and transportation	6,382	8,101	21,612	20,340
Lease operating	15,503	12,527	44,200	36,512
Exploration	1,407	447	2,797	10,066
Depreciation, depletion and amortization	99,230	77,518	268,410	212,532
General and administrative	8,142	8,628	25,973	25,973
Impairment of oil and gas properties	—	—	5,350	—
(Gain) loss on sale of oil and gas properties	2,794	(26)	(24,271)	57
Total operating expenses	137,314	107,336	354,944	307,710

Operating income (loss)	(20,185)	12,086	(22,790)	12,201

Other income (expenses):
Interest expense	(17,535)	(9,988)	(45,301)	(30,682)
Gain on sale of marketable securities	—	2,484	26,621	32,213
Other income	153	187	675	580
Total other income (expenses)	(17,382)	(7,317)	(18,005)	2,111

Income (loss) before income taxes	(37,567)	4,769	(40,795)	14,312
Benefit from (provision for) income taxes	11,579	(3,460)	11,362	(6,650)
Net income (loss)	$(25,988)	$1,309	$(29,433)	$7,662

Net income (loss) per share:
Basic	$(0.56)	$0.03	$(0.63)	$0.16
Diluted	$(0.56)	$0.03	$(0.63)	$0.16

Weighted average shares outstanding:
Basic	46,443	46,011	46,414	45,992
Diluted	46,443	46,011	46,414	45,992

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

OPERATING CASH FLOW:

Net income (loss)	$(25,988)	$1,309	$(29,433)	$7,662
Reconciling items:
Deferred income taxes	(11,567)	3,972	(11,151)	6,593
Depreciation, depletion and amortization	99,230	77,518	268,410	212,532
Impairment of oil and gas properties	—	—	5,350	—
Dry hole costs and leasehold impairments	1,370	365	2,685	9,819
Loss (gain) on sale of assets	2,794	(2,510)	(50,892)	(32,156)
Debt issuance cost and discount amortization	1,586	948	3,689	3,351
Stock-based compensation	3,329	3,946	10,189	10,958
Operating cash flow	70,754	85,548	198,847	218,759
Excess income taxes from stock-based compensation	11	—	1,681	612
(Increase) decrease in accounts receivable	(9,785)	1,673	1,826	(4,958)
(Increase) decrease in other current assets	(962)	10,729	(5,059)	2,275
Increase in accounts payable and accrued expenses	23,782	1,697	28,403	861
Net cash provided by operating activities	$83,800	$99,647	$225,698	$217,549

EBITDAX:

Net income (loss)	$(25,988)	$1,309	$(29,433)	$7,662
Interest expense	17,535	9,988	45,301	30,682
Income tax expense (benefit)	(11,579)	3,460	(11,362)	6,650
Depreciation, depletion and amortization	99,230	77,518	268,410	212,532
Exploration	1,407	447	2,797	10,066
Impairment of oil and gas properties	—	—	5,350	—
Loss (gain) on sale of assets	2,794	(2,510)	(50,892)	(32,156)
Stock-based compensation	3,329	3,946	10,189	10,958
EBITDAX	$86,728	$94,158	$240,360	$246,394

	As of September 30,
	2012	2011

BALANCE SHEET DATA:

Cash and cash equivalents	$2,569	$4,544
Marketable securities	15,072	31,707
Derivative financial instruments	10,823	—
Other current assets	59,565	53,477
Property and equipment, net	2,546,024	2,090,554
Other	23,786	15,863
Total assets	$2,657,839	$2,196,145

Accounts payable and accrued expenses	$200,086	$153,352
Long-term debt	1,238,809	746,774
Deferred income taxes	190,784	223,237
Other non-current liabilities	16,846	9,649
Stockholders' equity	1,011,314	1,063,133
Total liabilities and stockholders' equity	$2,657,839	$2,196,145

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended September 30, 2012							For the Three Months Ended September 30, 2011
	East Texas/ North Louisiana	South Texas		West Texas	Other	Total		East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	22	457		172	8	659		26	163	6	195
Gas production (MMcf)	17,633	1,937		202	480	20,252		21,710	2,714	633	25,057
Total production (MMcfe)	17,770	4,677		1,235	526	24,208		21,862	3,691	671	26,224

Oil sales	$2,103	$45,923		$15,211	$776	$64,013		$1,963	$14,520	$543	$17,026
Hedging gains	—	2,501		792	—	3,293		—	—	—	—
Total oil, including hedging	2,103	48,424		16,003	776	67,306		1,963	14,520	543	17,026
Natural gas sales	41,342	5,680		1,076	1,725	49,823		86,075	13,138	3,183	102,396
Total oil and gas sales	$43,445	$54,104		$17,079	$2,501	$117,129		$88,038	$27,658	$3,726	$119,422

Average oil price (per barrel)	$92.33	$100.58		$88.33	$99.77	$97.09		$76.93	$89.18	$88.54	$87.55
Average oil price including hedging (per barrel)	$92.33	$106.06		$92.93	$99.77	$102.08		$76.93	$89.18	$88.54	$87.55
Average gas price (per Mcf)	$2.34	$2.93		$5.33	$3.59	$2.46		$3.96	$4.84	$5.03	$4.09
Average price (per Mcfe)	$2.44	$11.03		$13.19	$4.75	$4.70		$4.03	$7.49	$5.55	$4.55
Average price including hedging (per Mcfe)	$2.44	$11.57		$13.83	$4.75	$4.84		$4.03	$7.49	$5.55	$4.55

Production taxes	$699	$2,243		$758	$156	$3,856		$(1,103)	$1,155	$89	$141
Gathering and transportation	$5,503	$432		$349	$98	$6,382		$7,630	$369	$102	$8,101
Lease operating	$8,341	$3,658		$2,541	$963	$15,503		$8,188	$3,464	$875	$12,527

Production taxes (per Mcfe)	$0.04	$0.48		$0.61	$0.30	$0.16		$(0.05)	$0.31	$0.13	$0.01
Gathering and transportation (per Mcfe)	$0.31	$0.09		$0.28	$0.19	$0.26		$0.35	$0.10	$0.15	$0.31
Lease operating (per Mcfe)	$0.47	$0.78		$2.06	$1.82	$0.64		$0.37	$0.94	$1.31	$0.47

Oil and Gas Capital Expenditures:
Leasehold costs	$2,015	$1,903		$4,135	$—	$8,053		$10,509	$3,241	$2,911	$16,661
Exploratory drilling	408	497		—	—	905		4,201	7,721	—	11,922
Development drilling	9,418	21,675		58,441	—	89,534		64,350	50,969	757	116,076
Other development	256	45		122	64	487		1,706	512	77	2,295
Total	$12,097	$24,120	(a)	$62,698	$64	$98,979	(a)	$80,766	$62,443	$3,745	$146,954

(a)	Net of reimbursements received of $23,804 under the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Nine Months Ended September 30, 2012							For the Nine Months Ended September 30, 2011
	East Texas/ North Louisiana	South Texas		West Texas	Other	Total		East Texas/ North Louisiana	South Texas	Other	Total
Oil production (Mbbls)	69	1,285		369	25	1,748		89	385	18	492
Gas production (MMcf)	55,745	6,807		474	1,541	64,567		56,706	8,494	1,962	67,162
Total production (MMcfe)	56,162	14,514		2,686	1,693	75,055		57,237	10,801	2,075	70,113

Oil sales	$6,714	$132,367		$32,493	$2,582	$174,156		$8,000	$35,885	$1,654	$45,539
Hedging gains	—	3,592		1,066	—	4,658		—	—	—	—
Total oil, including hedging	6,714	135,959		33,559	2,582	178,814		8,000	35,885	1,654	45,539
Natural gas sales	125,438	20,472		2,767	4,663	153,340		224,069	40,458	9,845	274,372
Total oil and gas sales	$132,152	$156,431		$36,326	$7,245	$332,154		$232,069	$76,343	$11,499	$319,911

Average oil price (per barrel)	$96.75	$103.05		$88.11	$102.07	$99.63		$90.25	$93.32	$88.73	$92.59
Average oil price including hedging (per barrel)	$96.75	$105.84		$91.00	$102.07	$102.30		$90.25	$93.32	$88.73	$92.59
Average gas price (per Mcf)	$2.25	$3.01		$5.84	$3.03	$2.37		$3.95	$4.76	$5.02	$4.09
Average price (per Mcfe)	$2.35	$10.53		$13.13	$4.28	$4.36		$4.05	$7.07	$5.54	$4.56
Average price including hedging (per Mcfe)	$2.35	$10.78		$13.52	$4.28	$4.43		$4.05	$7.07	$5.54	$4.56

Production taxes	$2,106	$6,526		$1,667	$574	$10,873		$(1,009)	$2,653	$586	$2,230
Gathering and transportation	$18,580	$1,939		$758	$335	$21,612		$18,840	$1,182	$318	$20,340
Lease operating	$24,979	$10,512		$5,587	$3,122	$44,200		$23,183	$10,451	$2,878	$36,512

Production taxes (per Mcfe)	$0.04	$0.45		$0.62	$0.34	$0.14		$(0.02)	$0.25	$0.28	$0.03
Gathering and transportation (per Mcfe)	$0.33	$0.13		$0.28	$0.20	$0.29		$0.33	$0.11	$0.15	$0.29
Lease operating (per Mcfe)	$0.44	$0.73		$2.08	$1.84	$0.59		$0.41	$0.96	$1.39	$0.52

Oil and Gas Capital Expenditures:
Acquisitions	$—	$—		$3,235	$—	$3,235		$—	$—	$—	$—
Leasehold costs	5,813	6,218		12,149	—	24,180		25,893	22,506	4,222	52,621
Exploratory drilling	976	2,825		—	—	3,801		31,091	46,516	—	77,607
Development drilling	99,962	157,569		138,166	—	395,697		283,377	75,310	1,530	360,217
Other development	1,241	660		331	195	2,427		3,557	1,621	369	5,547
Total	$107,992	$167,272	(a)	$153,881	$195	$429,340	(a)	$343,918	$145,953	$6,121	$495,992

(a)	Net of reimbursements received of $23,804 under the Company's Eagle Ford shale joint venture.